Exhibit 10(f)
LOAN AGREEMENT
Dated as of August 1, 2007
between
THE INDUSTRIAL DEVELOPMENT AUTHORITY
OF WASHINGTON COUNTY
and
BAY GAS STORAGE COMPANY, LTD.
$55,000,000
The Industrial Development Authority of Washington County
Industrial Development Revenue Bonds
(Bay Gas Storage Company, Ltd. Project)
Series 2007
     Certain rights of The Industrial Development Authority of Washington County in this Loan Agreement (with certain exceptions) have been pledged and assigned to Regions Bank, as Trustee, under the Trust Indenture dated as of August 1, 2007, between the Issuer and the Trustee.

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LOAN AGREEMENT
     THIS LOAN AGREEMENT (the “Loan Agreement”), dated as of August 1, 2007, between THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY, a public corporation of the State of Alabama (the “Issuer”), and BAY GAS STORAGE COMPANY, LTD., a limited partnership organized and existing under the laws of the State of Alabama (the “Company”);
RECITALS
     Pursuant to Title 11, Chapter 92A of the Code of Alabama 1975, and at the request of the Company, the Issuer proposes to issue $55,000,000 principal amount of its Industrial Development Revenue Bonds (Bay Gas Storage Company, Ltd. Project) Series 2007 (the “Bonds”), under a Trust Indenture of even date herewith (the “Indenture”) between the Issuer and Regions Bank, as Trustee (the “Trustee”), for the purpose of making a loan of the proceeds thereof (the “Loan”) to the Company under this Loan Agreement to provide funds to (a) finance the expansion of an existing underground natural gas storage facility located in Washington County, Alabama for use by the Company (the “Project”), and (b) pay costs related to the issuance of the Bonds, in consideration of payments by the Company that will be sufficient to pay the principal of, redemption premium, if any, and the interest on the Bonds.
     The Issuer and the Company are entering into this Loan Agreement to provide for the loan of the proceeds of the Bonds by the Issuer to the Company, and the repayment of the loan by the Company.
     NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements set forth in this Loan Agreement, the Issuer and the Company covenant and agree as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
     Section 1.1. Definitions of Words and Terms.
     For all purposes of this Loan Agreement, except as otherwise provided or unless the context otherwise requires, words and terms used in this Loan Agreement have the same meanings as set forth in Section 1.01 of the Indenture.
     Section 1.2. Rules of Construction.
     For all purposes of this Loan Agreement, except as otherwise provided or unless the context otherwise requires, the following rules of construction apply in construing the provisions of this Loan Agreement:
     (a) The defined terms referred to in this Article include the plural as well as the singular.

     (b) All references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed.
     (c) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Loan Agreement as a whole and not to any particular Article, Section or other subdivision.
     (d) The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.
     (e) Whenever an item or items are listed after the word “including,” such listing is not intended to be a listing that excludes items not listed.
ARTICLE II
AGREEMENT AND REPRESENTATIONS
     Section 2.1. Agreements of the Parties.
     It is hereby agreed by and between the Issuer and the Company that:
     (a) The Company shall construct and equip the Project pursuant to the terms and conditions expressed herein, all for the purposes of developing and promoting trade, commerce, industry and employment within Washington County, Alabama and the State of Alabama and otherwise contributing to the general welfare of Washington County, the State of Alabama and their inhabitants.
     (b) To finance a portion of the Project Costs, the Issuer proposes to issue the Bonds in the original aggregate principal amount of $55,000,000, and to loan the proceeds of the Bonds to the Company.
     (c) All of the Bonds will be issued under the Indenture and will mature, bear interest, be redeemable and have the other terms and provisions set forth in the Indenture, pursuant to which the Issuer’s interest in this Agreement and the revenues and receipts thereunder derived by or with respect to the Issuer will be pledged and conveyed to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds, subject to certain rights retained by the Issuer as described in Section 4.5 hereof.
     Section 2.2. Representations by the Issuer.
     The Issuer represents to the Company and the Trustee as follows:
     (a) Organization and Authority. The Issuer (1) is a public corporation of the State, (2) has lawful power and authority to issue the Bonds for the purposes set forth in the Indenture, to enter into, execute and deliver this Loan Agreement, the Indenture and the other Financing Documents required to be executed and delivered by the Issuer in connection with the issuance of the Bonds and to perform its obligations hereunder and thereunder, and (3) by all necessary corporate action has been duly authorized to execute and deliver this Loan Agreement, the Indenture and the other Financing Documents required to be executed and delivered by it in connection with the issuance of the Bonds, acting by and through its duly authorized officers.
     (b) No Defaults or Violations of Law. The execution and delivery of this Loan Agreement, the Indenture, and any other Financing Documents by the Issuer will not result in a breach of any of the terms of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is a party or by which it or any of its property is bound or its bylaws or any of the constitutional or statutory rules or regulations applicable to the Issuer or its property.
     (c) Absence of Litigation. No litigation, proceedings or investigations are pending or, to the knowledge of the Issuer, threatened against the Issuer at law or in equity before any court, tribunal, governmental authority or arbitration board, having jurisdiction of the Issuer and the subject matter, seeking to restrain, enjoin or limit the approval or issuance and delivery of the Bonds, the Indenture, this Loan Agreement or any other Financing Documents to which the Issuer is a party, or in which an unfavorable determination could materially and adversely affect the validity or enforceability of the Bonds, the Indenture, this Loan Agreement or any other Financing Document to which the Issuer is a party or its ability to perform its obligations thereunder.
     Section 2.3. Representations by the Company.
     The Company represents and warrants to the Issuer and the Trustee as follows:
     (a) The Company (1) is a limited partnership duly organized and validly existing under the laws of the State of Alabama, (2) has lawful power and authority to enter into, execute and deliver this Loan Agreement and any other Financing Documents required to be executed and delivered by it in connection with the issuance of the Bonds and to perform its obligations hereunder and thereunder, and (3) by all necessary partnership action has been duly authorized to execute and deliver this Loan Agreement and the other Financing Documents required to be executed and delivered by it in connection with the issuance of the Bonds, acting by and through the duly authorized officers of its general partner.
     (b) The execution and delivery of this Loan Agreement and other Financing Documents by the Company will not conflict with or result in a breach of any of the terms of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or its certificate of limited partnership or limited partnership agreement, or any of the rules or regulations of any court or other governmental body applicable to the Company or its property.
     (c) The Company has obtained or will obtain all requisite approvals of federal, state and local governmental bodies necessary for the construction and equipping of the Project. The Company’s facilities are in all material respects in compliance with all material andapplicable federal, state and local zoning, subdivision, environmental, pollution control and other laws and regulations.
     (d) No litigation, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company at law or in equity before any court, tribunal, governmental authority or arbitration board seeking to restrain, enjoin or in any way limit the approval or issuance and delivery of the Bonds, the Indenture, this Loan Agreement or any other Financing Documents to which the Company is a party, or which challenges the existence or powers of the Company to enter into and carry out the transactions contemplated by this Loan Agreement or any other Financing Documents to which it is a party, or wherein an unfavorable determination could materially and adversely affect the validity or enforceability of the Bonds, this Loan Agreement or any other Financing Document to which the Company is a party or its ability to perform its obligations thereunder.
     (e) The proceeds from the sale of the Bonds will be used only for payment of Project Costs and to pay related costs of issuance of the Bonds authorized and permitted by the Act.
     (f) The Company will fully and faithfully perform all the duties and obligations which the Issuer has covenanted and agreed in the Indenture to cause the Company to perform and any duties and obligations which the Company is required in the Indenture to perform and any delegable or assignable duties and obligations which the Issuer is required in the Indenture to perform and which have been delegated or assigned to the Company. The foregoing shall not apply to any duty or undertaking of the Issuer which by its nature cannot be delegated or assigned.
     (g) The Project consists of land and buildings or other improvements thereon and thereunder suitable for use by the Company in storing, warehousing, distributing or selling products of agriculture, mining or industry. No portion of the Project will constitute facilities designed for the sale or distribution of gas to the public.
     (h) All components of the Project will be located wholly within Washington County, Alabama.
     (i) As of the date of execution and delivery of this Agreement, there exists no event of default or any condition or event which would constitute, or with the passage of time or the giving of notice, or both, would constitute an event of default hereunder.
     (j) Any factual information that has been or will be supplied by the Company and relied upon by the Issuer, the Trustee and Bond Counsel with respect to the eligibility of the Project and the exclusion from gross income for federal income tax purposes of interest on the Bonds is true and correct.

     Section 2.4. General Compliance with Tax Requirements.
     (a) The Company acknowledges that the Bonds will constitute “qualified Gulf Opportunity Zone Bonds” under the Gulf Opportunity Zone Act of 2005, and that interest on the Bonds will not be Taxable.
     (b) The Company covenants and agrees that it will not take any action, or fail to take any action, if such action or failure to act would cause interest on the Bonds to be Taxable. Without limiting the generality of the preceding sentence, the Company covenants and agrees that, to the extent necessary to avoid interest on the Bonds becoming Taxable, it will comply with all of the provisions of the Tax Agreement applicable to it.
     (c) The Company acknowledges that in the event of an examination by the Internal Revenue Service of the exclusion of interest on the Bonds from the gross income of the owners thereof for federal income tax purposes, the Issuer is likely to be treated as the “taxpayer” in such examination and the Company agrees that it will respond, and will direct the Issuer to respond, in a commercially reasonable manner to any inquiries from the Internal Revenue Service in connection with such an examination. The Issuer covenants that it will promptly notify the Company of any inquiry or examination of the Internal Revenue Service relating to the Bonds, and will cooperate with the Company, at the Company’s expense and at its direction, in connection with such examination.
     (d) If all Bonds are redeemed after a Determination of Taxability in accordance with the Indenture, any default in the performance, or breach, of any covenant or warranty contained in this Section shall be deemed waived, and any event of default under this Loan Agreement resulting therefrom shall be deemed cured.
     Section 2.5. Survival of Representations.
     All representations of the Issuer and the Company contained in this Loan Agreement or in any certificate or other instrument delivered by the Issuer and the Company pursuant to this Loan Agreement, the Indenture or any other Financing Document, or in connection with the transactions contemplated thereby, shall survive the execution and delivery thereof and the issuance, sale and delivery of the Bonds, as representations of facts existing as of the date of execution and delivery of the instruments containing such representations.
ARTICLE III
THE LOAN
     Section 3.1. Loan of Funds to the Company.
     The Issuer shall loan the proceeds of the sale of the Bonds to the Company, and the Company shall receive such loan from the Issuer, for the purposes and upon the terms and conditions provided in this Loan Agreement and in the Indenture.

     Section 3.2. Use of Proceeds; Completion of the Project.
     The proceeds of the Bonds loaned to the Company shall be paid to the Trustee for deposit in the Construction Fund as provided in the Indenture and shall be administered, disbursed and applied by the Trustee and/or the Company to provide for the payment of Project Costs and related costs of issuance of the Bonds in the manner as provided in the Indenture. The Company hereby acknowledges and approves the provisions of the Indenture relating to the administration and disbursement of amounts on deposit in the Construction Fund, including without limitation, the provisions of Section 5.02.
     The Company shall in all material respects prosecute the construction of the Project with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable laws, regulations and governmental requirements, the Plans (as hereinafter defined), the Indenture and the Financing Documents. The Company shall complete construction of the Project free and clear of all liens (except liens created or contemplated by the Financing Documents). The Company shall promptly correct (a) any material defect in the Project, (b) any material departure from the Plans, the Indenture, the Financing Documents, or any law, regulations or governmental requirements, or (c) any encroachment by any Project or structure on any building setback line, easement, property line or restricted area.
     If the proceeds derived from the sale of the Bonds issued for such purpose are not sufficient to pay in full the Project Costs, the Company shall pay so much of the Project Costs as may be in excess of the proceeds of the Bonds and any investment income thereon available therefor. The Company agrees that if, after exhaustion of the proceeds derived from the sale of the Bonds and investment income thereon, the Company should pay any portion of the amount needed to pay Project Costs pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or the Trustee nor shall it be entitled to any abatement, diminution or postponement of its payments hereunder.
     In addition, the Company agrees to pay the costs of issuing the Bonds which are not being paid with the proceeds of the sale of the Bonds either by paying any or all of such costs directly or by depositing the same with the Trustee. Any monies so deposited with the Trustee shall be disbursed by the Trustee in accordance with written instructions from the Company.
     The completion of the Project shall be evidenced to the Trustee and the Credit Obligor, if any, by an Officer’s Certificate signed by the Company Representative, delivered to the Trustee within 90 days of the date of completion of the Project.
     Section 3.3. Project Documents.
     The Company shall procure and maintain in its files and available for inspection by the Issuer, the Trustee, and the Credit Obligor if a Credit Facility is in effect with respect to the Bonds, upon request, copies of the following documents at such time as such documents become available and in any event by the time work is commenced on the portion of the Project to which they relate:
     (a) Plans and Specifications. All available preliminary and final plans and specifications for the Project, as the same are revised, modified and/or amended from time to time (the “Plans”).
     (b) Construction Contracts. All architect’s and general contractor’s contracts for the Project and all prime subcontractor’s contracts and purchase orders for any equipment included in the Project.
     (c) Licenses and Permits. All required licenses, permits and approvals required or necessary for the acquisition, construction and equipping of the Project from any governmental agency as may be necessary for such work.
     Section 3.4. Changes to the Nature of the Project.
     The Project shall be constructed and equipped as shown in the Plans, subject to such variations and changes as shall not alter the nature of the Project or cause it not to be a “project” as defined in the Act. The Company assumes full responsibility for the compliance of the Plans and the Project with all applicable laws, regulations, governmental requirements and sound building and engineering practices.
     If any change would render materially inaccurate the description of the Project in Exhibit A attached hereto, there shall be delivered to the Trustee a revised Exhibit A containing a description of the Project that reflects the change in the Project, the accuracy of which shall have been certified by an Officer’s Certificate, and an opinion of Bond Counsel to the effect that the Project as so described will continue to constitute a “project” as defined in the Act and that such change will not cause interest on the Bonds to be Taxable.
     Section 3.5. Enforcement of Contracts and Surety Bonds.
     In the event of a material default of any contractor or subcontractor under any construction contract or any other contract made in connection with the Project, or in the event of a material breach of warranty with respect to any materials, workmanship or performance, the Company will promptly proceed, either separately or in conjunction with others, to pursue diligently the remedies of the Company against the contractor or subcontractor in default and against any surety on a bond securing the performance of such contract. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing, after deduction of expenses incurred in such recovery and after reimbursement to the Company of any amounts theretofore paid by the Company and not previously reimbursed to the Company for correcting or remedying of the default which gave rise to the proceedings against the contractor, subcontractor or surety, shall be paid to the Trustee for deposit into the Construction Fund if received before the date of completion of the Project, and otherwise for deposit into the Bond Fund.

ARTICLE IV
PAYMENT PROVISIONS
     Section 4.1. Loan Payments.
     The Company shall repay the Loan by making the following payments (“Loan Payments”) to provide for payment of the principal of, redemption premium, if any, and interest on the Bonds, directly to the Trustee, in immediately available funds, for deposit in the Bond Fund, on the following dates, and otherwise as set out below:
     (a) Bond Fund—Interest: On or before 12:00 noon, New York City time, on each Interest Payment Date or any other date that any payment of interest is required to be made in respect of the Bonds pursuant to the Indenture, an amount which is, together with any other moneys available for such purpose in the Bond Fund not less than the interest to become due on the Bonds on such Interest Payment Date or other date that interest is due.
     (b) Bond Fund—Principal: On or before 12:00 noon, New York City time, on each principal payment date on the Bonds (whether at maturity or upon mandatory sinking fund redemption or acceleration or otherwise), an amount which, together with any other moneys available for such purpose in the Bond Fund, is not less than the principal due on the Bonds on the next principal payment date by maturity, mandatory sinking fund redemption, acceleration or otherwise.
     (c) Bond Fund—Redemption: On or before 12:00 noon, New York City time, on the date required by the Indenture, the amount required to redeem Bonds then Outstanding if the Company exercises its right to redeem Bonds under any provision of the Indenture or if any Bonds are required to be redeemed (other than pursuant to mandatory sinking fund redemption provisions) under any provision of the Indenture.
     The Company shall receive a credit against its obligations to make the Loan Payments under this Section and the obligation of the Company to make any such payment hereunder shall be deemed satisfied and discharged to the extent of any corresponding payment to the Trustee made by the Credit Obligor that has delivered a Credit Facility to the Trustee with respect to the Bonds; provided further, however, that to the extent such payment is not made under the Letter of Credit, the Company is obligated to make full payment.
     If the Company fails to make any of the payments required in this Section, after taking into account the credits described above, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon from the date when such payment was due until paid in full, at the rate of interest borne by the Bonds.

     Section 4.2. Additional Payments.
     The Company shall make the following additional payments to the following Persons:
     (a) Issuer Fees. The Company shall pay to the Issuer all charges and all reasonable expenses, including attorneys fees, incurred by the Issuer in relation to the Bonds and the transactions contemplated by this Loan Agreement, the Indenture and any of the Financing Documents, including costs and expenses to enforce the provisions of this Loan Agreement, and the reasonable fees of its counsel.
     (b) Trustee Fees and Professional Fees. The Company shall pay to the Trustee and any authenticating agents, registrars, paying agents, counsel, accountants and other Persons when due, all reasonable fees, charges and expenses of such Persons for services rendered under the Indenture and under any of the Financing Documents and expenses incurred in the performance of such services under the Indenture and any of the Financing Documents for which such Persons are entitled to payment or reimbursement, including expenses of compliance with the Tax Agreement.
     (c) Arbitrage Rebate Payments. The Company shall pay to the United States Government or the Trustee for deposit in the Rebate Fund, at the times required, all rebate payments with respect to the Bonds under Section 148(f) of the Code, to the extent such amounts are not available to the Trustee in the Rebate Fund held under the Indenture.
     (d) Purchase Price of Tendered Bonds. The Company shall pay to the Trustee, at the times and in the amounts and manner therein specified, the amounts required in order to purchase any Bonds tendered for purchase pursuant to the Indenture; provided, however, that the amounts required to be paid by the Company under this paragraph shall be reduced by the amounts made available for such purpose from the proceeds of the remarketing of such Bonds by the Remarketing Agent deposited in the Bond Purchase Fund and from drawings against a Credit Facility that are deposited in the Bond Purchase Fund under Sections 4.08 and 4.09 of the Indenture. The Company authorizes and directs the Trustee to submit draws against any Credit Facility delivered to the Trustee with respect to the Bonds in accordance with the provisions of such Credit Facility and the Indenture to the extent necessary for the purchase of Bonds pursuant to the Indenture. The Company authorizes and directs the Trustee to apply or cause the Paying Agent to apply the payments made by the Company under this paragraph to the payment of the purchase price of Bonds.
     (e) Advances by Trustee. The Company shall pay to the Trustee the amount of all advances of funds made by the Trustee under the provisions of this Loan Agreement or the Indenture, with interest thereon at the prime rate announced from time to time by the Trustee or an affiliate of the Trustee.
     (f) Costs of Enforcement. In the event the Company defaults under any of the provisions of this Loan Agreement and the Issuer or the Trustee employs attorneys or incurs other fees, charges and expenses for the collection of required payments or the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Loan Agreement, the Company on demand therefor shall pay to the Issuer or the Trustee, as the case may be, the reasonable fees of such attorneys and such other reasonable fees, charges and expenses so incurred by the Issuer or the Trustee, as the case may be. The Company also shall pay, and shall indemnify the Issuer and the Trustee from and against, all reasonable costs, expenses and charges, including reasonable counsel fees, incurred for the collection of payments due or for the enforcement or performance or observance of any covenant or agreement of the Company under this Loan Agreement, the Indenture or any other Financing Document.
     (g) Other Amounts Payable. The Company shall pay to the Person or Persons entitled thereto, any other amounts which the Company has agreed to pay under this Loan Agreement or which the Company is required to pay under the Indenture.
     Section 4.3. Prepayment of the Loan.
     The Company shall have and is granted the option to prepay from time to time the amounts payable under this Loan Agreement in sums sufficient to redeem or to pay or cause to be paid all or part of the Bonds in accordance with the provisions of the Indenture. Upon written notice and direction by the Company to the Trustee to redeem Bonds subject to optional redemption under the Indenture, the Trustee shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then Outstanding Bonds, as may be specified by the Company, on the date established for such redemption. The Company shall also prepay the amounts payable under this Loan Agreement in sums sufficient to redeem or pay the Bonds upon any mandatory redemption under the terms of the Indenture. Whenever any Bonds shall have been called for optional or mandatory redemption under any provision of the Indenture, the Company shall deposit with the Trustee moneys in such amounts and at such times required to redeem such Bonds, including the principal, redemption premium, if any, and accrued interest thereon to the redemption date. The Company further agrees that in the event the payment of principal of and interest on the Loan is accelerated upon the occurrence of an event of default under this Loan Agreement, all Loan Payments payable for the remainder of the term of this Loan Agreement shall be accelerated and prepayment shall be made on the Loan in such amounts. Any such prepayments shall be deposited in the Bond Fund, and applied by the Trustee in accordance with the provisions of the Indenture.
     Section 4.4. Obligations Absolute and Unconditional.
     The obligations of the Company under this Loan Agreement are absolute and unconditional obligations of the Company, and the full faith and credit of the Company is pledged to the payment of all amounts due and payable by the Company under this Loan Agreement. The Company shall pay all such amounts due and payable under this Loan Agreement using any and all available resources of the Company, as necessary. The Company shall pay all Loan Payments and other payments due under this Loan Agreement and perform its obligations, covenants and agreements under this Loan Agreement, without notice or demand, and without abatement, deduction, set-off, counterclaim, recoupment, discrimination or defense or any right of termination or cancellation arising from any circumstances whatsoever, including, without limiting the generality of the foregoing, failure of the Company to complete the construction, improving and equipping of the Project, the occurrence of any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project, the taking by eminent domain of title to or temporary use of any or all of the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Alabama or any political subdivision of either thereof or any failure of the Issuer or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Loan Agreement, and regardless of the invalidity of any portion of this Loan Agreement. To the extent permitted by law, the Company waives the provisions of any statute or other law now or hereafter in effect contrary to any of its obligations, covenants or agreements under this Loan Agreement or which releases or purports to release the Company therefrom. Nothing in this Loan Agreement shall be construed as a release of the Issuer from its obligations hereunder or waiver by the Company of any rights or claims the Company may have against the Issuer under this Loan Agreement or otherwise, but any recovery upon such rights or claims shall be had from the Issuer separately, it being the intent of this Loan Agreement that the Company shall be absolutely and unconditionally obligated to perform fully all of its obligations, agreements and covenants under this Loan Agreement for the benefit of the owners of the Bonds.
     Section 4.5. Assignment of Issuer’s Rights.
     Under the Indenture, the Issuer has pledged, assigned, transferred in trust and granted a security interest to the Trustee in all of the Issuer’s rights, title and interest under this Loan Agreement (except its right to receive notices and certain Unassigned Issuer Rights) and under the Letter of Credit or any Alternate Credit Facility as security for the Bonds, and such rights, title and interest may be exercised, protected and enforced for or on behalf of the owners of the Bonds in conformity with this Loan Agreement, and the Indenture. The Trustee is hereby given the right to enforce, as assignee of the Issuer, the performance of the obligations of the Company under this Loan Agreement, and the Company hereby consents to the same and agrees that the Trustee may enforce such rights as provided in this Loan Agreement and the Indenture. The Issuer and the Company recognize that the Trustee is a third party creditor-beneficiary of this Loan Agreement.
ARTICLE V
LETTER OF CREDIT
     Section 5.1. The Letter of Credit.
     The Bonds are initially issued bearing interest at the Weekly Rate on the Interest Payment Dates. On the date of initial delivery of the Bonds the Company shall cause to be provided a Letter of Credit to be issued by the Credit Obligor and delivered to the Trustee. The Letter of Credit may provide for direct payments as set forth in the Indenture sufficient to pay to or upon the order of the Trustee or the Paying Agent, upon request and in accordance with the terms thereof, any or all of the following: (a) the principal of the Bonds when due whether at stated maturity, upon redemption or acceleration; (b) the portion of the purchase price equal to the principal amount of Bonds tendered for optional or mandatory purchase pursuant to Article IV of the Indenture to the extent remarketing proceeds are not available in the Remarketing Proceeds

Account for such purpose; (c) the purchase price or portion of the purchase price of Bonds purchased in lieu of redemption or in lieu of acceleration pursuant to Section 4.11 of the Indenture, equal to (1) the redemption price which would have been applicable to such Bonds on the redemption date in the event of redemption, or (2) the principal amount of the Bonds in the event of acceleration to the extent remarketing proceeds are not available in the Remarketing Proceeds Account for such purpose; (d) the accrued interest on the Bonds (which may be specified for a maximum Interest Period and at a rate up to the Maximum Interest Rate) (i) to pay interest on the Bonds when due, (ii) to pay the portion of the purchase price of the Bonds tendered for optional or mandatory purchase pursuant to Article IV of the Indenture equal to the accrued and unpaid interest, if any, on such Bonds to the extent remarketing proceeds are not available for such purpose in the Remarketing Proceeds Account, and (iii) to pay the portion of the purchase price of the Bonds purchased in lieu of redemption or in lieu of acceleration pursuant to Section 4.11 of the Indenture equal to the accrued and unpaid interest, if any, on such Bonds; and (e) any redemption premium that may be payable on the Bonds in the event of optional redemption. The Company shall cause a Letter of Credit or Alternate Credit Facility to be continuously maintained in full force and effect at all times required pursuant to the Indenture, in an amount equal to the principal amount of the Outstanding Bonds plus required interest coverage thereon, until all of the Bonds have been paid in full or their payment provided for in accordance with the Indenture.
     Section 5.2. Rights of Credit Obligor.
     The provisions in this Loan Agreement relating to the Credit Obligor shall apply at any time that, but only for so long as (i) the Bonds are Outstanding, (ii) the terms of the Indenture require that there be a Credit Facility with respect to the Bonds, (iii) the issuing Credit Obligor is not insolvent, and (iv) the Credit Obligor is not in default of its payment obligations under the Credit Facility. Anything contained in this Loan Agreement, the Indenture or the Bonds to the contrary notwithstanding, the existence of all rights given to the Credit Obligor under this Loan Agreement and the Indenture with respect to the giving of consents or approvals or the direction of proceedings are expressly conditioned upon its timely and full performance of its obligations as issuer of the Credit Facility. Any such rights shall not apply at any time that the Credit Obligor refuses to honor a draw made under and in conjunction with the terms of a Credit Facility which failure has not been cured; provided, that this Loan Agreement shall not in any way limit or affect the rights of the Credit Obligor as a bondowner, as subrogee of a bondowner or as assignee of a bondowner or to otherwise be reimbursed and indemnified for its costs and expenses and other payment on or in connection with the Bonds or the Credit Facility either by operation of law or at equity or by contract. The rights, if any, given to the Credit Obligor hereunder shall be further subject to the provisions of the Indenture.
     Section 5.3. Payments by Credit Obligor.
     The Credit Obligor shall, to the extent of any payments made by it pursuant to a Credit Facility, be subrogated to all rights of the Issuer or its assigns (including, without limitation, the Trustee) as to all obligations of the Company with respect to which such payments shall be made by the Credit Obligor, but, so long as any of the Bonds remain Outstanding under the terms of the Indenture, such right of subrogation on the part of the Credit Obligor shall be in all respects subordinate to all rights and claims of the Issuer for all payments which are then due and payable under the Indenture or otherwise arising under this Loan Agreement, the Indenture or the Bonds. The Trustee will, upon request, execute and deliver any instrument reasonably requested by the Credit Obligor to evidence such subrogation and the Trustee shall assign to the Credit Obligor its rights in any obligations of the Company with respect to which payment of the entire principal balance and accrued interest thereon shall be made by the Credit Obligor.
     Section 5.4. Company Purchase of Bonds.
     So long as a Letter of Credit or any Alternate Credit Facility is in effect, the Company will not purchase Bonds with any moneys provided by the Company, except as required by Section 4.2(d) hereof.
     Section 5.5. Alternate Credit Facilities.
     The Company may, at its option, provide for the delivery to the Trustee of an Alternate Credit Facility in replacement of any Credit Facility then in effect. At least 20 days (35 days if the Interest Rate on the Bonds is a Term Rate) prior to the date of delivery of an Alternate Credit Facility to the Trustee, the Company shall give notice, which notice, during any Commercial Paper Rate Period, shall also be given to the Remarketing Agent and shall contain a certification with respect to the maximum length of each Commercial Paper Rate Period permitted hereunder after delivery of such Alternate Credit Facility, of such replacement to the Trustee, together with an Opinion of Bond Counsel stating that the delivery of such Alternate Credit Facility to the Trustee is authorized under this Agreement and the Indenture and complies with the terms hereof and thereof and that the delivery of such Alternate Credit Facility will not cause interest on the Bonds to become Taxable. The Trustee shall then accept such Alternate Credit Facility and surrender the previously held Credit Facility, if any, to the previous Credit Obligor for cancellation promptly on or after the fifth day after the Alternate Credit Facility becomes effective; provided, however, that such Alternate Credit Facility shall become effective on an Interest Payment Date and, if the Bonds are in a Term Rate Period, such Alternate Credit Facility may only become effective on either the last Interest Payment Date for such Term Rate Period or an Interest Payment Date on which the Bonds are subject to optional redemption. The notice given to the Trustee shall also be given to the Issuer, the then current Credit Obligor, Moody’s, if the Bonds are then rated by Moody’s, and S&P, if the Bonds are then rated by S&P; provided, that such notice shall not be given, in any event, if the purchase price of any Bonds to be purchased pursuant to Section 4.07(d) of the Indenture in connection with such cancellation includes any premium unless the Trustee has confirmed that it can draw under a Credit Facility then in effect on the purchase date related to such purchase of Bonds in an aggregate amount sufficient to pay the premium due upon such purchase of Bonds on such purchase date and until payment under the Credit Facility to be surrendered shall have been made for any and all drawings by the Trustee effected on or before the date of such surrender for cancellation (including, if applicable, any drawings for payment of the purchase price of Bonds to be purchased pursuant to Section 4.07(d) of the Indenture with such cancellation).
     Any Alternate Credit Facility delivered to the Trustee must be accompanied by an Opinion of Independent Counsel stating that such Credit Facility is a legal, valid, binding and enforceable obligation of such issuer or obligor in accordance with its terms. Upon the extension of the then current Credit Facility, no such opinion of counsel shall be required.

ARTICLE VI
GENERAL COVENANTS AND PROVISIONS
     Section 6.1. Existence.
     Except as otherwise expressly provided in this Loan Agreement, the Company shall (1) preserve and keep in full force and effect its partnership or other separate legal existence, and (2) remain qualified to do business and conduct its affairs in each jurisdiction where ownership of its property or the conduct of its business or affairs requires such qualification.
     Section 6.2. Maintenance and Use of Project.
     The Company shall cause the Project to be maintained, preserved and kept in good repair and working order and condition and in as safe condition as its operations will permit and shall make all repairs, renewals, replacements and improvements thereof necessary for the efficient operation of the Project. Nothing in this Section shall obligate the Company to preserve, repair, renew or replace any property no longer used or no longer useful in the conduct of its business, or prevent the Company from discontinuing the operation of any of its property or from removing or demolishing any building or buildings, if in its judgment (evidenced, in the case of such a cessation other than in the ordinary course of business, by a determination by its general partner) such discontinuance is desirable in the conduct of its business. The Company may make additions, alterations and changes to the Project so long as such additions, alterations and changes are made in compliance with the provisions of this Loan Agreement and will not result in a violation of the provisions of this Loan Agreement, and the Company may dispose of any property as permitted by this Loan Agreement. Subject to the provisions of this Article, the Company shall have the right to use the Project for any purpose allowed by law and specified by the Act. Except as provided in this Loan Agreement, the Issuer reserves no power or authority with respect to the operation of the Project by the Company and activities incident thereto, nor does it have any duty to monitor the same, it being the intention of the parties to this Loan Agreement that so long as the Company shall duly and faithfully observe and perform all of the terms, covenants, provisions and agreements of this Loan Agreement, the Company shall manage, administer and govern the Project and its activities and affairs on a continuing day-to-day basis.
     Section 6.3. Compliance with Laws and Regulations.
     The Company shall conduct its affairs and carry on its business and operations in such manner as to comply in all material respects with any and all material and applicable laws and to observe and conform to all valid orders, regulations or requirements of any governmental authority (including the Issuer) applicable to the conduct of its business and operations and the ownership of its property, including without limitation environmental laws, orders or regulations; provided, however, that nothing contained in this Loan Agreement shall require the Company to comply with, observe and conform to any such law, order, regulation or requirement of any governmental authority so long as the validity thereof shall be contested by the Company in good faith by appropriate proceedings.

     Section 6.4. Payment of Taxes and Other Charges.
     The Company shall pay or cause to be paid as they become due and payable all taxes, assessments and other governmental charges lawfully levied or assessed or imposed upon the Company or its property or any part thereof or upon any income therefrom; provided, however, that the Company shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment or governmental charge to the extent that the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and, if requested, the Company shall have established and shall maintain adequate reserves on its books for the payment of the same.
     Section 6.5. Licenses and Permits.
     The Company shall procure and maintain all licenses, permits and approvals necessary or desirable in the operation of its business and facilities which the general partner of the Company determines are appropriate; provided, however, that the Company shall not be required to procure or maintain in effect any permit or license that the general partner of the Company determines in good faith, is not in the best interests of the Company and is no longer necessary or desirable in the conduct of its business.
     Section 6.6. Indemnity.
     The Company shall pay and indemnify and save the Issuer and the Trustee and their respective members, directors, officers, employees, attorneys and agents harmless from and against all loss, liability, damage or expense arising out of the issuance of the Bonds and the execution of this Loan Agreement and the other Financing Documents, including, but not limited to, claims for loss or damage to any property or injury to or death of any person, asserted by or on behalf of any person, firm, corporation or governmental authority arising out of or in any way connected with the Project, or the conditions, occupancy, use, possession, conduct or management of, or any work done in or about the Project. The Company shall also pay and indemnify and save the Issuer and the Trustee and their respective directors, officers, employees, attorneys and agents harmless of, from and against, all costs, reasonable counsel fees, expenses and liabilities incurred by them in any action or proceeding brought by reason of any such claim, demand, expense, penalty, fine or tax. Such indemnity with respect to the Issuer shall also extend to any Internal Revenue Service, Securities and Exchange Commission or other governmental agency investigation or proceeding which is attributable to the Bonds, the Loan Agreement and/or the other Financing Documents. If any action or proceeding is brought against the Issuer or the Trustee or their respective directors, officers, employees, attorneys or agents by reason of any such claim or demand, the Company, upon notice from the Issuer or the Trustee, covenants to resist and defend such action or proceeding on demand of the Issuer or the Trustee or their respective directors, officers, employees, attorneys or agents.
     Notwithstanding the foregoing, the Company shall have no obligation or liability to indemnify the Issuer or its directors, officers, employees, attorneys and agents against claims or liability for damages caused by or resulting from their own willful misconduct. Notwithstanding the foregoing, the Company shall have no obligation or liability to indemnify the Trustee or its directors, officers, employees and agents against claims or liability for damages caused by or resulting from their own gross negligence or willful misconduct.
     The obligations of the Company under this Section 6.6 shall survive payment in full of the Bonds and cancellation of the Indenture.
     Section 6.7. Insurance.
     The Company shall maintain insurance coverage, through responsible and reputable insurance carriers or self-insurance or other alternative risk management programs, with respect to its property and its operations, covering such risks that are of an insurable nature and of a character customarily insured against by businesses operating similar properties and engaged in similar operations (including but not limited to property and casualty, general liability, business interruption, worker’s compensation and employee dishonesty) and in such amounts as, in its judgment, are adequate to protect the Company and its property and its operations.
     Section 6.8. Financial and Other Information.
     The Company shall keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the properties, business and affairs of the Company in accordance with generally accepted accounting principles. The Company shall at any and all reasonable times, upon the written request of the Issuer, the Trustee or the Credit Obligor, if a Letter of Credit or Alternate Credit Facility is in effect, and at the expense of the Company, permit the Issuer, the Trustee and the Credit Obligor by their representatives to enter and inspect the properties, books of account, records, financial statements, audit reports and other papers of the Company, except personnel records and any other confidential records, and to take copies and extracts therefrom, and will afford and procure a reasonable opportunity to make any such inspection, and the Company shall furnish to the Issuer, the Trustee and the Credit Obligor any and all information concerning the Company and its operations as any of them may reasonably request in order to enable the requesting party to make any reports required by law, governmental regulations or the Indenture in connection with the Bonds and to determine whether the covenants, terms and provisions of this Loan Agreement have been complied with by the Company. However, nothing in this Section 6.8 shall be deemed to impose a duty upon the Issuer or the Trustee to investigate or inquire as to the Company or its operations.
     Section 6.9. Consolidation, Merger, Conveyance or Transfer of Property.
     The Company shall not consolidate with or merge into any other Person or convey or transfer the Project or any of its other property substantially as an entirety to any Person, without the prior written consent of the Credit Obligor, if a Letter of Credit or Alternate Credit Facility is in effect, and notice to the Issuer and the Trustee, and unless the following conditions are met:
     (a) such merger, consolidation, conveyance or transfer is on such terms as shall fully preserve the lien and security of the Indenture and the rights and powers of the Trustee and the owners of the Bonds under the Indenture and this Loan Agreement;

     (b) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the Company’s property substantially as an entirety is a corporation or other legal entity organized and existing under the laws of the United States of America or any state thereof, is authorized to conduct business in the State of Alabama, and shall execute and deliver to the Trustee a written instrument in form satisfactory to the Trustee, containing an assumption by such successor of the due and punctual payment of all payment obligations under this Loan Agreement and the performance and observance of every covenant and condition of this Loan Agreement to be performed or observed by the Company;
     (c) the Trustee receives an Officer’s Certificate stating that, immediately after giving effect to such transaction, (1) no event of default hereunder shall have occurred and be continuing (unless an event of default has occurred in which case the event of default shall be described and be accompanied by a written waiver of such event of default by the Credit Obligor); and (2) the successor or transferee shall possess such permits, licenses and approvals to operate such property as may be required if it is to operate such property;
     (d) the Trustee and the Issuer receive an Opinion of Counsel to the effect that (1) such consolidation, merger, conveyance or transfer complies with this Section and all conditions precedent herein provided for relating to such transaction have been complied with; and (2) the successor or transferee which is the surviving entity is liable on the Loan, as if the Loan were originally made to such Person; and
     (e) the Trustee and the Issuer receive an Opinion of Bond Counsel to the effect that under then existing law the consummation of such consolidation, merger, conveyance, or transfer would not cause the interest payable on the Bonds to become Taxable.
     Upon any consolidation or merger or any conveyance or transfer of the Company’s property substantially as an entirety in accordance with this Section, the successor corporation or other entity formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Loan Agreement with the same effect as if such successor corporation or other entity had been named as the Company herein.
     Section 6.10. Continuing Disclosure.
     Bond Counsel has advised that the Bonds as initially issued are exempt from the disclosure requirements of Rule 15c2-12 (the “Rule”) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and neither the Company nor the Issuer is under any obligation under the Rule to provide or cause to be provided any annual financial information, operating data or notices of certain material events with respect to the Bonds. In the event such exemption from the Rule shall for any reason no longer apply, including but not limited to conversion of the Bonds to a Term Rate, as provided in the Indenture, the Company will provide or cause to be provided, in accordance with the requirements of the Rule and as suggested by Bond Counsel (i) certain annual financial information and operating data, if customarily prepared and publicly available, and (ii) timely notice of the occurrence of certain material events with respect to the Bonds, and will take all other actions as are necessary and appropriate to comply with and carry out the continuing disclosure requirements of the Rule.
     Section 6.11. Determination of Taxability.
     Promptly after the Company first becomes aware of any Determination of Taxability, the Company shall give written notice thereof to the Issuer, the Credit Obligor, if any, the Trustee and the Remarketing Agent.
     Section 6.12. Assignment by the Company.
     The Company shall not assign this Loan Agreement, as a whole or in part, without the prior written consent of the Credit Obligor, if a Letter of Credit or Alternate Credit Facility is in effect, and unless such assignment is pursuant to a merger, consolidation or transfer of the Company’s property substantially as an entirety permitted under this Loan Agreement, and unless the following conditions are met:
     (a) Such assignment of this Loan Agreement shall not relieve the Company from primary liability for any of its obligations under this Loan Agreement, and in the event of any such assignment, the Company shall continue to remain primarily liable for payment of the amounts specified in this Loan Agreement and the performance and observance of the other agreements to be performed and observed by the Company under this Loan Agreement to the same extent as though no assignment had been made unless such assignment is approved in writing by (i) the Issuer, and (ii) the Credit Obligor if a Letter of Credit is in effect, otherwise the holders of a majority in principal amount of the Bonds.
     (b) The assignee shall assume the obligations of the Company under this Loan Agreement to the extent of the interest assigned.
     (c) The Trustee and the Issuer shall have received an Opinion of Bond Counsel, in form and substance satisfactory to the Trustee and the Issuer, to the effect that under then existing law the consummation of such assignment, would not cause the interest payable on the Bonds to become Taxable.
     (d) The Company shall give prior written notice of such assignment to the Issuer, the Trustee and the Credit Obligor, if any, and within thirty 30 days after the delivery thereof, shall furnish or cause to be furnished to the Issuer, the Trustee and the Credit Obligor, if any, a true and complete copy of each assignment and assumption of obligations.
     Section 6.13. Covenants under Financing Documents.
     The Company shall perform or cause to be performed all covenants and agreements required on the part of the Company under the Indenture and any other Financing Documents, and shall deliver to the Trustee all reports, opinions and other documents required by the

Indenture, the Reimbursement Agreement, if any, and all other Financing Documents to be submitted to the Trustee at the times required by such instruments.
     Section 6.14. Special Arbitrage Covenants.
     Section 148(f) of the Code, as implemented by Section 1.148-1 to 1.148-11 of the regulations issued thereunder (the “Rebate Provisions”), requires that, with certain exceptions, the Issuer pay to the United States of America the amount of rebatable arbitrage (“Rebate Amount”) required with respect to the Bonds. The Company hereby assumes and agrees to make all payments for timely deposit into the Rebate Fund, in accordance with the terms of Section 6.06 of the Indenture, to pay the Rebate Amount, consents to the payment of the Rebate Amount by the Trustee in accordance with the terms and provisions of Section 6.06 of the Indenture, and agrees to pay any amounts in addition to the Rebate Amount, including all interest and penalties, if any, related thereto to the extent that funds available therefor held by the Trustee under the Indenture are not sufficient for such purpose. The Company will maintain all records required by Section 148(f) of the Internal Revenue Code and the applicable regulations thereunder and shall furnish to the Trustee such data or information as the Trustee shall reasonably request in writing to verify compliance with Section 148(f) of the Internal Revenue Code. The Company agrees to indemnify, protect and hold harmless the Issuer and the Trustee with respect to any nonpayment of the Rebate Amount and such interest and penalties, and the Trustee with respect to the unavailability or insufficiency of funds with which to make such payments, and with respect to any expenses or costs incurred by the Trustee in complying with the terms of Section 6.06 of the Indenture. The Company hereby agrees to fully and timely comply with the requirements of Section 6.06 of the Indenture.
     All of the representations, warranties and covenants of the Company contained in the Tax Agreement are incorporated herein by reference with the same force and effect as if set out in full herein. The Issuer and the Company agree that the provisions of the Tax Agreement relating to the investment of gross proceeds of the Bonds, and the rebate, in certain instances, of sums earned on such investment shall control in such matters, any contrary provision hereof or of any other related instrument notwithstanding.
     Section 6.15. Financing Statements.
     The Company shall file or record or cause to be filed or recorded all financing statements that are required in order to fully protect and preserve the security interests and the priority thereof and the rights and powers of the Trustee in connection therewith, including without limitation, all continuation statements for the purpose of continuing without lapse the effectiveness of (i) those financing statements which shall have been filed at or prior to the date of issuance of the Bonds in connection with the security for the Bonds pursuant to the authority of the applicable Uniform Commercial Code and (ii) any previously filed continuation statements that shall have been filed as required herein. Upon the filing of any such financing statement or continuation statement, the Company shall promptly notify the Issuer and the Trustee that the same has been accomplished.

ARTICLE VII
DEFAULT AND REMEDIES
     Section 7.1. Events of Default.
     The term “event of default,” wherever used in this Loan Agreement, means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any interest on the Loan when such interest becomes due and payable; or
     (b) default in the payment of the principal of (or premium, if any, on) the Loan when the same becomes due and payable (whether at maturity, upon proceedings for redemption, by acceleration or otherwise); or
     (c) default in the payment of the purchase price of tendered Bonds required by Section 4.2(d) hereof; or
     (d) default in the performance or breach of any covenant or agreement of the Company in this Loan Agreement (other than a covenant or agreement a default in the performance or breach of which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 30 days after there has been given to the Company by the Issuer or the Trustee or to the Company and the Trustee by any Credit Obligor or the owners of at least 35% in principal amount of the Bonds Outstanding, a written notice specifying such default or breach and requiring it to be remedied; provided, that if such default cannot be fully remedied within such 30-day period, but can reasonably be expected to be fully remedied, such default shall not constitute an event of default if the Company shall promptly upon receipt of such notice commence the curing of such default and shall thereafter prosecute and complete the same with due diligence and dispatch; or
     (e) any representation or warranty made by the Company in this Loan Agreement or in any written statement or certificate furnished to the Issuer or the Trustee or the purchaser of any Bond in connection with the sale of any Bond or furnished by the Company pursuant to this Loan Agreement proves untrue in any material respect as of the date of the issuance or making thereof and shall not be corrected or brought into compliance within 60 days after there has been given to the Company by the Issuer or the Trustee or to the Company and the Trustee by any Credit Obligor or the owners of at least 35% in principal amount of the Bonds Outstanding, a written notice specifying such default or breach and requiring it to be remedied; provided, that if such default cannot be fully remedied within such 60-day period, but can reasonably be expected to be fully remedied, such default shall not constitute an event of default if the Company shall promptly upon receipt of such notice commence the curing of such default and shall thereafter prosecute and complete the same with due diligence and dispatch; or

     (f) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company, or adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, adjustment or composition of or in respect of the Company under the United States Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or for the Company or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order remains unstayed and in effect for a period of 90 consecutive days; or
     (g) the commencement by the Company of a voluntary case, or the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by the Company of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, arrangement or relief under the United States Bankruptcy Code or any other applicable federal or state law, or the consent or acquiescence by it to the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability or its failure to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or
     (h) the occurrence and continuance of any “event of default” specified in the Indenture that has not been waived or cured.
     Promptly after the Company may reasonably be deemed to have knowledge of a default hereunder, the Company will deliver to the Trustee and the Issuer a written notice specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto.
     Section 7.2. Acceleration of Maturity; Rescission and Annulment.
     Subject to the rights of the Credit Obligor, if any, under Section 5.2 and Section 7.3 hereof, if an event of default under this Loan Agreement occurs and is continuing, the Trustee, as assignee of the Issuer, may, and if so directed by the owners of not less than 35% in principal amount of the Bonds Outstanding shall, by written notice to the Company and the Issuer, declare the principal of the Loan and the interest accrued thereon to be due and payable, and upon any such declaration such principal and interest shall become immediately due and payable.
     At any time after such a declaration of acceleration has been made, but before any judgment or decree for payment of money due on the Loan has been obtained by the Trustee as hereinafter in this Article provided, the Trustee may, by written notice to the Company and the Issuer, rescind and annul such declaration and its consequences if:
     (a) the Company has deposited with the Trustee a sum sufficient to pay
     (1) all overdue installments of interest on the Loan,

     (2) the principal of (and premium, if any, on) the Loan which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Bonds, and
     (3) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (b) all events of default, other than the non-payment of the principal of the Loan which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in Section 7.7 of this Loan Agreement.
     No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.
     Section 7.3. Exercise of Remedies by the Trustee.
     Subject to the rights of the Credit Obligor, if any, under Section 5.2 hereof and this Section 7.3, upon the occurrence and continuance of any event of default under this Loan Agreement, unless the same is waived as provided in this Loan Agreement, the Trustee, as assignee of the Issuer, shall have the following rights and remedies, in addition to any other rights and remedies provided under this Loan Agreement or by law:
     (a) Right to Foreclose, Bring Suit, Etc. The Trustee may pursue any available remedy at law or in equity by suit, action, mandamus or other proceeding to enforce the payment of the principal of, premium, if any, and interest on the Loan, including interest on overdue principal (and premium, if any) and on overdue installments of interest, and any other sums due under this Loan Agreement, to realize on or to foreclose any of its interests or liens under the Indenture, this Loan Agreement, to enforce and compel the performance of the duties and obligations of the Company as set forth in this Loan Agreement and to enforce or preserve any other rights or interests of the Trustee under this Loan Agreement existing at law or in equity.
     (b) Exercise of Remedies at Direction of Bondowners. If requested in writing to do so by the owners of not less than 35% in principal amount of Bonds Outstanding and if indemnified as provided in the Indenture, the Trustee shall be obligated to exercise one or more of the rights and remedies conferred by this Article as the Trustee shall deem most expedient in the interests of the bondowners.
     (c) Restoration of Positions. If the Trustee has instituted any proceeding to enforce any right or remedy under this Loan Agreement by suit, foreclosure, the appointment of a receiver, or otherwise, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, then and in every case the Issuer, the Company, the Trustee and the bondowners shall, subject to any determination in such proceeding, be restored to their former positions and rights hereunder, and thereafter all rights and remedies of the Trustee shall continue as though no such proceeding had been instituted.

     Any provision herein to the contrary notwithstanding, unless an event of default described in Section 8.01 of the Indenture shall have occurred and be continuing, the Trustee, as assignee of the Issuer, shall exercise the remedies provided for hereunder only if and as directed in writing by the Credit Obligor, if any, and shall not waive any event of default without the prior written consent of the Credit Obligor; provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Loan Agreement and the Indenture.
     Section 7.4. Application of Moneys Collected.
     Any moneys collected by the Trustee pursuant to this Article (after the deductions for payment of costs and expenses of proceedings resulting in the collection of such moneys) together with any other sums then held by the Trustee as part of the Trust Estate, shall be applied as provided in the Indenture and, in case of the distribution of such money on account of principal (or premium, if any) or interest on the Bonds, shall be credited against amounts due on the Loan.
     Section 7.5. Rights and Remedies Cumulative.
     No right or remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 7.6. Delay or Omission Not Waiver.
     No delay or omission of the Trustee to exercise any right or remedy accruing upon an event of default shall impair any such right or remedy or constitute a waiver of any such event of default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the bondowners may be exercised from time to time and as often as may be deemed expedient by the Trustee.
     Section 7.7. Waiver of Past Defaults.
     Subject to the rights of the Credit Obligor under Section 5.2 and Section 7.3 hereof, before any judgment or decree for payment of money due has been obtained by the Trustee as provided in this Article, the owners of a majority in principal amount of the Bonds Outstanding may, by written notice delivered to the Trustee, the Issuer and the Company, on behalf of the owners of all the Bonds waive any past default hereunder and its consequences, except a default
     (a) in the payment of the principal of (or premium, if any) or interest on any Bond, or
     (b) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the owner of each Outstanding Bond affected.

     Notwithstanding the foregoing, so long as a Letter of Credit or Alternate Credit Facility is in effect, the Trustee shall not waive any event of default without the prior written consent of the Credit Obligor, and no waiver will be effective until the Trustee receives written notice from the Credit Obligor that the Letter of Credit or Alternate Credit Facility is reinstated up to the full amount available thereunder. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose of this Loan Agreement; but no such waiver shall extend to or affect any subsequent or other default or impair any right or remedy consequent thereon.
     Section 7.8. Advances by Trustee.
     If the Company fails to make any payment or perform any of its covenants in this Loan Agreement, the Trustee may, at any time and from time to time, use and apply any moneys held by it under the Indenture, or make advances, to effect payment or performance of any such covenant on behalf of the Company; provided that proceeds received from the remarketing of Bonds and moneys drawn under the Credit Facility and held by the Trustee may only be used to pay the principal of, purchase price of and interest on the Bonds. All moneys so used or advanced by the Trustee, together with interest at the Trustee’s announced prime rate per annum, shall be repaid by the Company upon demand and such advances shall be secured under the Indenture prior to the Bonds. For the repayment of all such advances the Trustee shall have the right to use and apply any moneys at any time held by it under the Indenture except for moneys drawn under the Credit Facility and proceeds received from the remarketing of Bonds but no such use of moneys or advance shall relieve the Company from any default hereunder.
ARTICLE VIII
TERM AND TERMINATION OF LOAN AGREEMENT
     Section 8.1. Term of Loan Agreement.
     This Loan Agreement shall be effective concurrently with the initial issuance and delivery of the Bonds and shall continue in force and effect until the principal of, redemption premium, if any, and interest on all of the Bonds have been fully paid (or provision for their payment shall have been made in accordance with the Indenture), together with all sums to which the Issuer, the Credit Obligor and the Trustee are entitled from the Company under this Loan Agreement and all reimbursement payments and other amounts payable by the Company to the Credit Obligor, if any, under the applicable Reimbursement Agreement, if any; provided, however, the provisions of Sections 4.2, 6.6 and 6.14 related to payment of fees and indemnification of the Issuer and the Trustee and arbitrage rebate payments shall remain in full force and effect.
     Section 8.2. Termination and Discharge of Loan Agreement.
     If the Company shall pay and discharge or provide for the payment or redemption and discharge of the whole amount of the principal of, redemption premium, if any, and interest on the Bonds at the time Outstanding as provided in the Indenture, or shall make arrangements satisfactory to the Issuer and the Trustee for such payment or redemption and discharge, and shall pay or cause to be paid all other sums payable under this Loan Agreement, then all right, title and interest of the Issuer and the Trustee under this Loan Agreement shall thereupon cease, terminate and become void (except as provided in Sections 4.2 and 6.6 of this Loan Agreement), the Loan and the Bonds shall cease to be entitled to any benefit under this Loan Agreement, and all covenants, agreements and obligations of the Company to the Trustee and the owners of the Bonds shall thereupon cease, terminate and become void; provided that the owners of the Bonds shall be entitled to payment thereof at the times and in the manner stipulated therein and in the Indenture from the sources provided for such payment.
     Section 8.3. Amounts Remaining in Funds.
     It is agreed by the parties hereto that any amounts remaining in any account of the Construction Fund, the Bond Fund and the Rebate Fund created under the Indenture upon expiration or earlier termination of this Loan Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the fees and expenses of the Trustee in accordance with the Indenture, the fees, expenses and/or damages of the Issuer in accordance with this Loan Agreement, and after payment of the amounts, if any, required to be paid to the United States from the Rebate Fund in accordance with the Indenture, shall be paid to the Credit Obligor, if any (to the extent the Credit Obligor certifies to the Trustee that the Company is indebted to it on account of a draw on a Letter of Credit or otherwise under the related Reimbursement Agreement) and then shall belong to and be paid to the Company by the Trustee; provided, however, moneys drawn on a Credit Facility shall be paid to the Credit Obligor or as otherwise provided in the Indenture, and not to the Company.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     Section 9.1. Notices.
     It shall be sufficient service of any notice, request, complaint, demand or other paper required by this Loan Agreement to be given to or filed with the Issuer, the Trustee, the Company or the owners of the Bonds if the same is given or filed in the manner and at the addresses specified in the Indenture.
     A duplicate copy of each notice, certificate or other communication given hereunder by or to the Issuer or the Company shall also be given to the Trustee and the Credit Obligor, if any. The Issuer, the Company, the Trustee, and the Credit Obligor may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.
     Section 9.2. Further Assurances.
     The Company will do, execute, acknowledge and deliver such further acts, instruments, financing statements and assurances as the Trustee and the Issuer may reasonably require for accomplishing the purposes of the Indenture and this Loan Agreement.

     Section 9.3. Payments Due on Saturdays, Sundays and Holidays.
     If the day for any payment due under this Loan Agreement is not a Business Day, then such payment may be made on the next succeeding Business Day without additional interest and with the same force and effect as if made on the specified date for payment.
     Section 9.4. Limitation of Issuer’s Liability.
     No agreements or provisions contained herein nor any agreement, covenant or undertaking of the Issuer contained in any Financing Document or any certificate or other document delivered in connection therewith executed by the Issuer in connection with the issuance, sale and delivery of the Bonds shall give rise to any pecuniary liability of the Issuer or a general obligation of or a charge against its general credit or shall obligate the Issuer financially in any way, except with respect to the funds available hereunder or under the Indenture and pledged to the payment of the Bonds, and their application as provided under the Indenture. No failure of the Issuer to comply with any term, covenant or agreement herein or in any Financing Document executed by the Issuer in connection with the Bonds shall subject the Issuer to any pecuniary charge or liability except to the extent that the same can be paid or recovered from the funds available hereunder or under the Indenture and pledged to the payment of the Bonds. Nothing herein shall preclude a proper party in interest from seeking and obtaining, to the extent permitted by law, specific performance against the Issuer for any failure to comply with any term, condition, covenant or agreement herein or in the Indenture which requires performance solely by the Issuer; provided, that no costs, expenses or other monetary relief shall be recoverable from the Issuer except as may be payable from the funds available hereunder or under the Indenture and pledged to the payment of the Bonds. In construing the provisions of this Loan Agreement, the Company and the Trustee acknowledge that the Issuer is serving only in a conduit capacity and undertakes no responsibility with respect to the monitoring of Bond and/or Loan proceeds and money derived from other sources regarding the Loan, the Bonds and/or the Project.
     Section 9.5. Immunity of Officers, Employees and Directors of the Issuer and the Company.
     No recourse shall be had for the payment of the principal of or premium or interest on the Loan or for any claim based thereon or upon any representation, obligation, covenant or agreement in this Loan Agreement contained against any past, present or future officer, trustee, director, employee or agent of the Issuer or the Company, or, respectively, of any successor public or private corporation thereto, either directly or through the Issuer, the Company, or any successor thereto, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, trustees, directors, employees or agents as such is hereby expressly waived and released as a condition of and consideration for the execution of this Loan Agreement; it being expressly agreed and understood that the Bonds, the Indenture and this Loan Agreement are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any director, trustee, officer, employee or agent, as such, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under or by reason of any of the obligations, promises or agreements entered into between the Issuer and the

Company whether contained in this Loan Agreement or to be implied therefrom as being supplemental hereto or thereto, and that all personal liability of that character against every such director, trustee, officer, employee or agent is, by the execution of this Loan Agreement and the Indenture, and as a condition of, and as part of the consideration for, the execution of this Loan Agreement and the Indenture, expressly waived and released.
     Section 9.6. Benefit of Loan Agreement.
     This Loan Agreement shall be binding upon the Issuer and the Company and their respective successors and assigns and inure to the benefit of the parties, the Trustee and the Credit Obligor, if any, and their successors and assigns and the owners of the Outstanding Bonds. Nothing in this Loan Agreement or in the Indenture or the Bonds, express or implied, shall give to any Person, other than the parties hereto, the Trustee and the Credit Obligor and their successors and assigns and the owners of the Outstanding Bonds, any benefit or any legal or equitable right, remedy or claim under this Loan Agreement.
     Section 9.7. Severability.
     If any provision in this Loan Agreement, the Indenture or the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 9.8. Counterparts.
     This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 9.9. Governing Law.
     This Loan Agreement shall be governed by and construed in accordance with the laws of the State.
     Section 9.10. No Third Party Beneficiary.
     It is specifically agreed between the parties executing this Loan Agreement that it is not intended by any of the provisions of any part of this Loan Agreement to establish in favor of the public or any member thereof, other than as expressly provided herein or as contemplated in the Indenture, the rights of a third-party beneficiary hereunder, or to authorize anyone not a party to this Loan Agreement to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Loan Agreement. The duties, obligations and responsibilities of the parties to this Loan Agreement with respect to third parties shall remain as imposed by law.

     IN WITNESS WHEREOF, the Issuer and Company have caused this Loan Agreement to be executed by their duly authorized officers, as of the day and year first above written.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY
By:	/s/ Harold Hartley
Chairman

Attest: Title:	/s/ Todd Davidson Secretary

BAY GAS STORAGE COMPANY, LTD. By EnergySouth Midstream, Inc. Its General Partner

By: Title:	/s/ Charles P. Huffman Senior Vice President & CFO

[Seal]

Attest: Title:	/s/ G. Edgar Downing, Jr. Senior Vice President, Secretary & General Counsel

Exhibit A
Description of Project
     The Project consists of the acquisition, construction and installation of underground natural gas storage facilities in Washington County, Alabama. The facilities will include two underground caverns, Caverns 3 and 4, each having capacity of 7.0 billion cubic feet, and related facilities, including surface pipelines, compressors and other equipment. Both caverns and the surface equipment are located in southern Washington County, near the Town of McIntosh, on and under land owned by Olin Corporation and within the McIntosh Industrial Park on Industrial Road. The portion of Cavern 3 comprising part of the Project is construction of buildings for controls and equipment. Work on Cavern 4 will include drilling, mining pipe and pumps, leaching and compressors and other surface equipment. The constructed pipeline will be an expansion of the Company’s existing pipeline system from the caverns to the southern boundary of Washington County.

A-1